INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (“Agreement”) dated as of February 28, 2006, is among AIGH INVESTMENT PARTNERS LLC, a Delaware limited liability company with offices located at 6006 Berkeley Avenue, Baltimore, Maryland 21209 (“AIGH”) and PETRUS HOLDINGS S.A., a corporation organized under the laws of Luxembourg (“Petrus”).

RECITALS

WHEREAS, Neonode Inc, a Delaware corporation, owns all the issued and outstanding shares of Neonode AB, a corporation organized under the laws of Sweden, at the date hereof.

WHEREAS, Neonode Inc may issue under a Note Purchase Agreement, Notes up to an aggregate amount of $5,500,000 to AIGH.

WHEREAS, Neonode AB has issued certain indebtedness to Petrus in an amount of SEK 5,353,000.

WHEREAS, AIGH and Petrus desire to set forth the status of the respective obligations owed to them.

1. Ranking

1.1 AIGH and Petrus hereby agree that any indebtedness of either Neonode Inc or Neonode AB, as the case may be, owing to either one of them will rank, as to both of them, equally (pari passu).

1.2 If either AIGH or Petrus, as the case may be, receives any payment with respect to such indebtedness including as a result of any realization on any collateral security for such indebtedness, it shall pay one to the other so much of such payment so that each of AIGH and Petrus shall receive an amount in proportion to the amount of such indebtedness held by it compared with the total amount of all such indebtedness.

2. Subordination

AIGH and Petrus hereby agree that all indebtedness of Neonode Inc and Neonode AB held by them shall be subordinated in right of payment to all indebtedness of Neonode AB to Almi Foretagspartner AB, a corporation organized under the laws of Sweden.

3. Severability

In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

4. Successor and Assigns

This Agreement shall be binding upon AIGH and Petrus and their respective successors and assigns and shall inure to the benefit of AIGH and Petrus and their respective successors and assigns.

5. Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

6. Amendment; Waiver, Etc.

Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except in a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

7. Headings

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

8. Notices

All notices permitted or required to be given by or among AIGH and Petrus under this Agreement shall be in writing and shall be deemed to be duly given if given personally with receipt acknowledged or sent by registered or certified mail or by facsimile (which shall be confirmed by a writing sent by registered or certified mail on the same day that such facsimile transmission is sent), or by overnight courier for next day delivery, addressed to the parties at their addresses or facsimile numbers set forth below, unless notice in writing is given of a change of address or facsimile number in the manner set forth herein, in which case notices shall be sent to the new address or facsimile number as designated. Notice of change of address or facsimile number shall be deemed given when actually received or upon refusal to accept delivery thereof; all other notices shall be deemed given and received on the earlier of (a) when actually received or upon refusal to accept delivery thereof, or (b) one business day after being sent by facsimile or overnight courier and four days after mailing, as aforesaid.

Petrus:	Petrus Holding S.A. Attention: Telephone: Facsimile: Email:

AIGH:	AIGH Investment Partners LLC 6006 Berkeley Avenue Baltimore, Maryland 21209 Attention: Orin Hirschman, Managing member Telephone: +1-410-415-6464 Facsimile: +1-212-751-2892 Email: orin@adamsmithco.com

9. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10. Termination

Except with respect to any obligations hereunder which are expressly stated to survive the termination hereof, this Agreement shall terminate on the date on which the Neonode Inc and Neonode AB indebtednesses have been fully and indefeasibly paid in full.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

AIGH INVESTMENT PARTNERS LLC

By:
Name:
Title:

PETRUS HOLDING S.A.

By:
Name:
Title:

Receipt Acknowledged

ALMI FORETAGSPARTNER AB

By:
Its: